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[LOGO] The AIG Life Companies (U.S.)                              EXHIBIT (e)(5)
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                             Executive Advantage/SM/
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                            LOAN / SURRENDER REQUEST
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Policy Number: ______________  Policyholder: ___________________________________
                                            (Last Name, First Name, Middle Name)

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
Insured:          ____________________________________________________  Social Security No.: ______-_____-______
                  (Last Name, First Name, Middle Name)
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LOAN REQUEST

     . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.
          [_] Maximum Amount Available (may vary by Subaccount)
          [_] $ __________ in cash or maximum amount available, if less

SURRENDER REQUEST

          [_] Full surrender (original policy or lost policy affidavit must be enclosed)
          [_] Partial surrender in the amount of $ __________ or for ______% of cash surrender value
     .    No more than two (2) surrenders may be made during each Certificate
          Year.
     . An expense charge and/or a surrender charge may be assessed according to the Certificate.
     . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                         Amount  Percent
                                                         ------  -------
GUARANTEED ACCOUNT                                     $________  ____%

ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
  AllianceBernstein Americas Government Income         $________  ____%
  AllianceBernstein Growth Portfolio                   $________  ____%
  AllianceBernstein Growth and Income Portfolio        $________  ____%
  AllianceBernstein Premium Growth Portfolio           $________  ____%
  AllianceBernstein Quasar Portfolio                   $________  ____%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
  VP Income & Growth Fund                              $________  ____%
  VP International Fund                                $________  ____%
CREDIT SUISSE TRUST
  Emerging Growth Portfolio                            $________  ____%
  Emerging Markets Portfolio                           $________  ____%
  Global Post-Venture Capital Portfolio                $________  ____%
  International Focus Portfolio                        $________  ____%
  Large Cap Value Portfolio                            $________  ____%
  Small Cap Growth Portfolio                           $________  ____%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
  VIP Balanced Portfolio                               $________  ____%
  VIP Contrafund Portfolio                             $________  ____%
  VIP Index 500 Portfolio                              $________  ____%
FRANKLIN TEMPLETON VARIABLE PRODUCTS TRUST
  Developing Markets Securities - Class 2              $_________ ____%
  Growth Securities - Class 2                          $_________ ____%
  International Securities - Class 2                   $_________ ____%
GOLDMAN SACHS ASSET MANAGEMENT L.P.
  CORE U.S. Equity Fund                                $_________ ____%
  International Equity Fund                            $_________ ____%
MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
  Core Plus Fixed Income Portfolio Class 1             $_________ ____%
  Emerging Markets Equity Portfolio Class 1            $_________ ____%
  High Yield Portfolio Class 1                         $_________ ____%
  Mid Cap Growth Portfolio Class 1                     $_________ ____%
  Money Market Portfolio Class 1                       $_________ ____%
  Technology Portfolio Class 1                         $_________ ____%
  U.S. Mid Cap Core Portfolio Class 1                  $_________ ____%
NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
  AMT Partners Portfolio                               $_________ ____%
PIMCO VARIABLE INSURANCE TRUST
  Long Term U.S. Government Bond Portfolio             $_________ ____%
  Total Return Bond Portfolio                          $_________ ____%

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As Policyholder, I represent that the statements and answers in this Loan /
Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

___________________________________________     ________________________________
Signature of Insured                            Signature of Policyholder (If
                                                other than Insured)

______________________  ____, 20___
Date Signed

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Loan / Surrender, Executive Advantage/SM/, 05/03